Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Permal Hedge Strategies Fund

We consent to use of our report dated May 30, 2012, with respect to the financial statements of Permal Hedge Strategies Fund, as of March 31, 2012, included herein, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 4 to the Registration Statement (File Nos. 333-177961 and 811-22628).

/s/KPMG LLP

New York, New York

April 22, 2013